Exhibit 99.1

XERIS PHARMACEUTICALS ANNOUNCES PRICING OF $27.0 MILLION

REGISTERED DIRECT OFFERING

CHICAGO, IL; March 11, 2021 - Xeris Pharmaceuticals, Inc. (Nasdaq: XERS), a specialty pharmaceutical company leveraging its novel formulation technology platforms to develop and commercialize ready-to-use injectable and infusible drug formulations, today announced the pricing of a registered direct offering of 6,553,398 shares of common stock, par value $0.0001 per share (the “Shares”), to funds managed by Deerfield Management Company, L.P., which are existing investors in the Company, at a purchase price of $4.12 per share, resulting in gross proceeds of $27.0 million. The offering is being made without an underwriter or a placement agent and as a result the Company will not be paying any underwriting discounts in connection with this offering.

The offering is expected to close on March 15, 2021, subject to customary closing conditions. Xeris intends to use the net proceeds from the offering for working capital and other general corporate purposes, as will be disclosed in further detail in the prospectus supplement to be filed in connection with the offering.

The Shares were offered pursuant to a shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 6, 2019 (File No. 333-233061) and declared effective by the SEC on August 21, 2019. The final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

Goodwin Procter LLP is acting as legal counsel to Xeris in connection with this offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Xeris Pharmaceuticals, Inc.

Xeris (Nasdaq: XERS) is a specialty pharmaceutical company delivering innovative solutions to simplify the experience of administering important therapies that people rely on every day around the world.

With a novel technology platform that enables ready-to-use, room-temperature stable formulations of injectable and infusible therapies, the company is advancing a portfolio of solutions in various therapeutic categories, including its first commercial product, Gvoke® in the U.S. Its proprietary XeriSol™ and XeriJect™ formulation technologies have the potential to offer distinct advantages over conventional product formulations, including eliminating the need for reconstitution, enabling long-term, room-temperature stability, significantly reducing injection volume, and eliminating the requirement for intravenous (IV) infusion. With Xeris’ technology, new product formulations are designed to be easier to use by patients, caregivers, and health practitioners and help reduce costs for payers and the healthcare system.

Xeris is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on Twitter, LinkedIn or Instagram.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Xeris Pharmaceuticals, Inc., including statements about the offering of Shares, expectations regarding the closing of the offering, future plans and prospects for the Company and other statements containing the words “will,” “would,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, without limitation: the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the impact of COVID-19 on the Company’s business operations, its reliance on third-party suppliers for Gvoke® and Ogluo®, the regulatory approval of its product candidates, its ability to market and sell its products, if approved, and other factors discussed in the “Risk Factors” section of Xeris’ Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC, as updated by any subsequent SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and Xeris expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Allison Wey

Senior Vice President, Investor Relations and Corporate Communications

awey@xerispharma.com

312-736-1237